UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 28, 2014

AFFINION GROUP HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-173105	16-1732155
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 High Ridge Park

Stamford, CT 06905

(Address of Principal Executive Offices)

(203) 956-1000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

AFFINION GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-133895	16-1732152
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 High Ridge Park

Stamford, CT 06905

(Address of Principal Executive Offices)

(203) 956-1000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 28, 2014, Affinion Group Holdings, Inc., a Delaware corporation (“Affinion Holdings”), entered into a support agreement (the “Support Agreement”) with certain holders (the “Significant Holders”) of Affinion Holdings’ 13.75%/14.50% Senior Secured PIK/Toggle Notes due 2018 (the “Existing Notes”). The Support Agreement was entered into in contemplation of a potential offer by Affinion Holdings to exchange (the “Exchange Offer”) a portion of the Existing Notes for warrants (the “New Warrants”) to purchase shares of Affinion Holdings’ Class B Common Stock, par value $0.01 per share (“Common Stock”). The Exchange Offer will be for a maximum amount of Affinion Holdings’ obligations (consisting of principal and accrued but unpaid interest to but not including, the settlement date of the Exchange Offer) in respect of its Existing Notes equal to the difference between (i) $100.0 million minus (ii) the aggregate purchase price paid to Affinion Holdings in the Pre-Emptive Rights Offer (as defined below). For Existing Notes accepted for exchange in the Exchange Offer, eligible holders will receive New Warrants to purchase that number of shares of Common Stock equal to (i) the principal of and accrued and unpaid interest to, but not including, the settlement date of the Exchange Offer, on such Existing Notes, divided by (ii) $3.14. Upon issuance, the New Warrants will be exercisable for shares of Common Stock at an exercise price of $0.01 per share.

Pursuant to the Support Agreement, the Significant Holders agreed to tender approximately $57.5 million aggregate principal amount of Existing Notes in the Exchange Offer for New Warrants.

The consummation of the Exchange Offer and the obligations of the Significant Holders to tender their Existing Notes in the Exchange Offer under the Support Agreement are subject to certain conditions which include (i) the Support Agreement is in full force and effect and has not terminated in accordance with its terms, (ii) the absence of any injunctions, litigation or laws that would prohibit or prevent the closing of the Exchange Offer or the closing of the related offer to the investors party to Affinion Holdings’ Warrantholder Rights Agreement dated as of December 12, 2013 (the “Warrantholder Rights Agreement”) to purchase New Warrants pursuant to such investors’ preemptive rights under the Warrantholder Rights Agreement (the “Pre-Emptive Rights Offer”), (iii) the truth and accuracy of the representations and warranties of Affinion Holdings in all material respects on the date of the Support Agreement and the launch date of the Exchange Offer, (iv) no Change of Control (as defined in the Indenture governing the Existing Notes, dated as of December 12, 2013, between Affinion Holdings and Wells Fargo Bank, National Association, as trustee and collateral agent), merger, consolidation, sale of all or substantially all of the assets of Affinion Holdings shall have occurred, (v) no voluntary or involuntary bankruptcy proceedings have been initiated by or against Affinion Holdings or any of its direct or indirect parents or significant subsidiaries, (vi) no material default or event of default under the Existing Notes or other indebtedness of Affinion Holdings or its direct or indirect parents or significant subsidiaries having an aggregate principal amount outstanding in excess of $30 million that cannot be cured or waived and (vii) the terms relating to the Exchange Offer contained in the offering memorandum, the letter of transmittal and related documents used by Affinion Holdings in the Exchange Offer shall be on the terms contained in the Support Agreement, except as provided therein (collectively, the “Tender Conditions”). Affinion Holdings has agreed to withdraw the Exchange Offer in the event that on any day while the Exchange Offer is outstanding, any of the Tender Conditions would no longer be able to be satisfied (and not susceptible to cure or redress using commercially reasonable efforts), except as a result of the failure of the Significant Holders to fulfill their obligations under the Support Agreement.

The obligations of Affinion Holdings to consummate the Exchange Offer under the Support Agreement are subject to certain conditions which include, among other things, (i) the Support Agreement is in full force and effect and has not terminated in accordance with its terms, (ii) the receipt of the consent of the required lenders to amend the definition of “Change in Control” in the credit agreement of Affinion Group, Inc. (“Affinion” and, together with Affinion Holdings, the “Company”) and (iii) the Pre-Emptive Rights Offer shall have been consummated prior to, or concurrently with, the consummation of the Exchange Offer.

Pursuant to the Support Agreement, Affinion Holdings has agreed to pay certain of the Significant Holders’ reasonable and documented attorney’s fees incurred in connection with the Support Agreement and the Exchange Offer. The Support Agreement also provides that Affinion Holdings may not make any modifications to the terms of the Exchange Offer without the consent of the Significant Holders, other than certain permitted modifications.

The Support Agreement will automatically terminate upon the occurrence of, among other things, (i) any voluntary or involuntary bankruptcy proceedings initiated by or against Affinion Holdings or any of its direct or indirect parents or significant subsidiaries; provided that in the case of involuntary bankruptcy proceedings initiated against Affinion Holdings or any of its direct or indirect parents or significant subsidiaries, such involuntary proceedings shall have continued without dismissal for at least 60 days, (ii) the fifth business day following the termination of the Exchange Offer by Affinion Holdings in accordance with the Support Agreement, provided that the Exchange Offer has not recommenced within five business days, (iii) any court of competent jurisdiction or other competent governmental or regulatory authority issuing an order making illegal or otherwise restricting, preventing or prohibiting the Exchange Offer in a way that cannot be reasonably remedied by Affinion Holdings within 45 days after the issuance of such order, (iv) the Exchange Offer shall not have closed by June 30, 2014 (the “Outside Date”), (v) the Exchange Offer shall not have commenced at least 20 business days (as defined in Rule 14d-1 under the Securities Exchange Act of 1934, as amended) prior to the Outside Date and (vi) the occurrence of any material breach of the Support Agreement by Affinion Holdings, unless waived in accordance with the Support Agreement. In addition, each Significant Holder has the right to terminate the Support Agreement (i) upon the occurrence of any material default or event of default under the Existing Notes or other indebtedness of Affinion Holdings or its direct or indirect parents or significant subsidiaries having an aggregate principal amount outstanding in excess of $30 million that cannot be cured or waived or (ii) at any time after May 12, 2014 until the commencement of the Exchange Offer, if the Exchange Offer shall not have commenced.

Although Affinion Holdings intends to pursue the Exchange Offer, there can be no assurance that Affinion Holdings will be successful in completing the Exchange Offer or any exchange offer on the terms set forth in the Support Agreement, on different terms or at all.

This Current Report on Form 8-K is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell any securities. The Exchange Offer will be made and the New Warrants will be offered only to holders of the Existing Notes who certify that they are eligible holders. The New Warrants will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), and the New Warrants and the shares of Common Stock issuable upon exercise of the New Warrants may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act. The Exchange Offer and the issuance of New Warrants will be made only pursuant to the terms and subject to the conditions set forth in the confidential offering memorandum, the related letter of transmittal and/or the pre-emptive rights notice.

Item 7.01	Regulation FD Disclosure.

On April 28, 2014, Affinion, as borrower, and Affinion Holdings, as a guarantor, announced their intention, subject to certain conditions, to amend and extend their existing senior secured credit facilities, consisting of a $165.0 million revolving credit facility and a $1.1 billion term loan facility, entered into on April 9, 2010, as amended through December 12, 2013 (the “senior secured credit facilities”). As part of the proposed amendment and extension, the Company is seeking to (i) extend to a maturity date in April 2018 approximately $650 million in aggregate principal amount of existing senior secured term loans and existing senior secured revolving loans (consisting of approximately $604 million in aggregate principal amount of existing senior secured term loans and approximately $46 million in aggregate principal amount of existing senior secured revolving loans), which shall be designated as “first lien” senior secured term loans, (ii) extend to a maturity date in October 2018 approximately $477.9 million in aggregate principal amount of existing senior secured term loans on a “second lien” senior secured basis, which, together with additional borrowings to be obtained by Affinion on the same terms, will total approximately $500 million, (iii) extend to a maturity date in January 2018 approximately $120 million of the commitments (and related obligations) under the existing senior secured revolving credit facility on a “first lien” senior secured basis, (iv) reduce the commitments under the existing senior secured revolving credit facility by approximately $45 million and (v) remove the existing financial covenant requiring Affinion to maintain a minimum interest coverage ratio. The transactions outlined above, and the modifications to the senior secured credit facilities and related legal documentation, are subject to the receipt of certain consents and certain other conditions and, as such, there is no assurance that the transactions will be consummated.

Forward-Looking Statements

This Current Report on Form 8-K may contain “forward-looking” statements as defined by the Private Securities Litigation Reform Act of 1995 or by the U.S. Securities and Exchange Commission (the “SEC”) in its rules, regulations and releases. These statements include, but are not limited to, discussions regarding industry outlook, Affinion’s and Affinion Holdings’ expectations regarding the performance of their business, their liquidity and capital resources, their guidance for 2014 and the other non-historical statements. These statements can be identified by the use of words such as “believes” “anticipates,” “expects,” “intends,” “plans,” “continues,” “estimates,” “predicts,” “projects,” “forecasts,” and similar expressions. All forward-looking statements are based on management’s current expectations and beliefs only as of the date of this Current Report and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those discussed in, or implied by, the forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, risks related to general economic and business conditions and international and geopolitical events, a downturn in the credit card industry or changes in the techniques of credit card issuers, industry trends, foreign currency exchange rates, the effects of a decline in travel on the Company’s travel fulfillment business, termination or expiration of one or more agreements with its marketing partners or a reduction of the marketing of its services by one or more of its marketing partners, the Company’s substantial leverage, restrictions contained in its debt agreements, its inability to compete effectively, the risk that the Exchange Offer will not be consummated on the terms contemplated by the Support Agreement or otherwise, and other risks identified and discussed from time to time in reports filed by the Company with the SEC, including Affinion’s most recent Annual Report on Form 10-K, Affinion Holdings’ most recent Annual Report on Form 10-K, Affinion’s most recent Quarterly Report on Form 10-Q and Affinion Holdings’ most recent Quarterly Report on Form 10-Q. Readers are strongly encouraged to review carefully the full cautionary statements described in these reports. Except as required by law, the Company undertakes no obligation to revise or update publicly any forward-looking statements to reflect events or circumstances after the date of this Current Report, or to reflect the occurrence of unanticipated events or circumstances.

Note: The information contained in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act, except as expressly set forth by specific reference in such a filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFINION GROUP HOLDINGS, INC.

Date: April 28, 2014	By:	/s/ Gregory S. Miller
	Name:	Gregory S. Miller
	Title:	Executive Vice President and Chief Financial Officer

AFFINION GROUP, INC.

Date: April 28, 2014	By:	/s/ Gregory S. Miller
	Name:	Gregory S. Miller
	Title:	Executive Vice President and Chief Financial Officer